VICORP RESTAURANTS, INC.

                       DEFERRED STOCK PLAN FOR DIRECTORS

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                                  Article I.
                         Purpose and Effectiveness

     I.1 Purpose. The purpose of the VICORP Restaurants, Inc. Deferred Stock Plan for Directors (the "Plan") is to promote the success of VICORP Restaurants, Inc. (the "Company") by providing a Plan under which eligible non-employee Directors of the Company will be awarded shares of Common Stock of the Company, thereby increasing their proprietary interest in the Company's business, encouraging them to remain as Directors of the Company, and increasing their personal interest in the continued success and progress of the Company. The Plan also is intended to aid in attracting persons of exceptional ability to become Directors of the Company.

     I.2 Effective Date. The Plan will be effective on July 1, 1999 (the "Effective Date").

                                  Article II.
                                  Definitions

     II.1 Certain Defined Terms. Capitalized terms not defined elsewhere in the Plan will have the following meanings (whether used in the singular or plural):

          (a) "Approved Transaction" means a transaction in which (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total voting power represented by the Company's then outstanding voting securities, or (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or
     (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

          (b)   "Board" means the Board of Directors of the Company.

          (c) "Committee" means the Board or such other Committee consisting of two or more Directors as may be appointed by the Board for this purpose, where each Director on such Committee is a "Disinterested Person" (or any successor designation for determining who may administer plans, transactions or awards exempt under Section 16(b) of the Exchange
     Act), as that term is used in Rule 16b-3 under the Exchange Act, as that rule may be modified from time to time.

          (d)   "Common Stock" means the common stock of the Company.

          (e) "Director" means a member of the Board who is not an employee of the Company or any Subsidiary.

          (f) "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that (i) can be expected to result in death or (ii) has lasted or can be expected to last for a continuous period of at least 12 months.

          (g) "Fair Market Value" of a share of Common Stock means the average of the closing prices of the Stock on the five business days immediately preceding the Fair Market Value determination date. The closing price is the officially quoted closing price of the Stock on NASDAQ or, if not reported on NASDAQ, as quoted by the National Quotation Bureau Incorporated, or, if the Common Stock is listed on an exchange, on the principal exchange on which the Common Stock is listed.

          (h) "Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, more than fifty percent (50%) of the total combined voting power of all classes of Stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns more than fifty percent (50%) of the combined equity thereof.

                                  Article III.
                                 Administration

     III.1 Committee. The Plan will be administered by the Committee. The Committee will hold its meetings at such times and places as it will deem advisable. A majority of the members of the Committee will constitute a quorum and all determinations will be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members of the Committee will be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

     III.2 Powers. The Committee will have full authority to administer the Plan, including the authority: (a) to construe and interpret the terms of the Plan; (b) to prescribe, amend and rescind rules and regulations relating to the Plan, (c) to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company; and (d) to make all other determinations deemed necessary or advisable for the administration of the Plan but only to the extent not contrary to the express provisions of the Plan. Notwithstanding the foregoing, the Committee will have no authority, discretion or power with respect to the selection of Directors to whom Common Stock is to be granted, the timing of such grants, or the number of shares of Common Stock to be granted, all of which will be as provided in this Plan and the Committee will have no discretion as to such matters. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, will be final and conclusive for all purposes and upon all persons. No member of the Committee will be liable for any action or determination made or taken by him or the Committee in good faith with respect to the Plan.

                                  Article IV.
                          Shares Subject to the Plan

     IV.1 Number of Shares. Subject to the provisions of this Article IV, the maximum number of shares of Common Stock which may be granted during the term of the Plan will be 150,000 shares (the "Maximum Shares"). Shares of Common Stock will be made available from the authorized but unissued shares of the Company.

     IV.2 Adjustments. If the Company subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock (by reverse stock split, reclassification or otherwise), or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, split-off, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event (including mergers or consolidations other than those which constitute Approved Transactions) affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as the Committee may deem equitable and appropriate, make such adjustments to the number and kind of shares which thereafter may be granted; provided, however, that the number of shares subject to any grant will always be a whole number.

                                  Article V.
                               Grants of Awards

     V.1 Generally. All grants of shares of Common Stock hereunder will be automatic and non-discretionary and will be made strictly in accordance with the following provisions:

          (a) No person will have any discretion to select which Directors will be granted shares of Common Stock or to determine the number of shares of Common Stock granted to Directors.

          (b) Effective as of the last day of each calendar quarter beginning with the calendar quarter commencing on July 1, 1999, each Director will be automatically granted a number of shares of Common Stock as of the last day of each calendar quarter equal to the sum of $5,000 divided by the Fair Market Value (determined as of the last day of each quarter) of one share of Common Stock, rounded to the nearest whole share (with cash paid in lieu of any fractional share).

          (c) In the event that any grant of Common Stock under this Section would cause the number of shares of Common Stock, when added to those shares previously granted under the Plan, to exceed the Maximum Shares set forth in Section 4.1, then each such automatic grant shall be for that number of whole shares determined by dividing the total number of shares of Common Stock remaining available for grant by the number of Directors on the automatic grant date. No further grants shall be made until such time, if any, as additional shares of Common Stock become available for grant under the Plan through action of the Board to increase the number of shares of Common Stock which may be issued under the Plan.

     V.2   Issuance or Deferral of Common Stock Grants.

           (a) Deferral of Common Stock Grant: A Director may, no later than the first day of the Plan Year (which will run from July 1 through the following June 30) <F1>, elect to defer his or her receipt of the Common Stock to be granted for such Plan Year by providing to the Committee a signed and completed Deferral Agreement, in the form acceptable to the Committee. Such deferral election will cause the Common Stock otherwise granted for such Plan Year to be deferred and not issued, distributed, or paid to the Director until the expiration of five years from the date of such grant of Common Stock or the termination of the Director's status as a Director (the "Deferral Period"), whichever is elected by the Director on the Deferral Agreement. Shares of Common Stock subject to a Deferral Agreement will not constitute issued and outstanding shares of Common Stock for corporate purposes, and will be subject to the following restrictions:

                 (i) Voting. The Director will have no right to vote the Deferred Shares for any matter.

                 (ii) Dividends and Distributions. The Director will not have the right to receive and retain any dividends or distributions paid or distributed on such Deferred Shares until the Deferral Period will have expired. During the Deferral Period, the Director will be credited on the books of the Company (but no separate fund or account will be established with respect to such credits) with any dividends or distributions which otherwise would have been paid on such Deferred Shares during the Deferral Period. Upon the expiration of the Deferral Period, the Director will be paid an amount equal to the dividends and distributions credited to such Director on the books of the Company during the Deferral Period on such Deferred Shares, without earnings or interest thereon.

                 (iii) Payment Upon Expiration of Deferral Period. At the same time any Deferral Election is made, the Director will elect to receive payment at the end of the Deferral Period either:

                    (A) in one lump sum payment of cash (equal to the Fair Market Value of the deferred Common Stock as of the last day of the Deferral Period) or the number of whole shares of Common Stock deferred, without interest thereon, or

                    (B) in substantially equal installment payments of cash or whole shares of Common Stock over a three year period commencing within a reasonable period of time after the expiration of the Deferral Period. If installment payments of cash are elected, the Fair Market Value of the Common Stock deferred will be determined as of the last day of the Deferral Period, and such amount will be credited with interest at the publicly announced prime rate of interest charged by the Company's primary lender (as determined by the Company) in effect on such date and on each anniversary date thereafter with such interest paid on each anniversary date. If the Director elects installment payments in whole shares of Common Stock, one-third of the number of shares of Common Stock deferred will be distributed to the Director each year, without interest thereon.

               Notwithstanding any other provision of this (iii), the Director may change his election as to the form of the distribution, but not the timing of the distribution, at any time prior to the date payments commence.

                 (iv) Possession of Certificate. The Director will not be entitled to delivery of the stock certificate or certificates representing such Deferred Shares until the Deferral Period will have expired.

                 (v) Transferability. The Director may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Deferred Shares or his interest in them during the Deferral Period.

                 (vi) Deferred Shares Part of Company's General Assets. All Deferred Shares and other amounts payable in accordance with this Plan under a Deferral Agreement will constitute a contractual general unsecured obligation of the Company. Such amounts, as well as any administrative costs relating to the Plan, will be paid out of the general assets of the Company. The Company will not be required to fund its obligations with respect to Deferred Shares under this Plan and any Deferral Agreement in any manner, whether by purchase of insurance or endowment contracts, or contributions to a trust fund, or deposits in an escrow account, or otherwise; and if the Company does choose to do so, then the Directors will not have any right or interest in such contract, trust, or account but may look only to the Company's unsecured promise to pay in accordance with the provisions of this Plan. Nothing contained in this Plan will be deemed to create a trust of any kind or to create any fiduciary relationship.

           (b) Election to Receive Common Stock Grant: If the Director fails to timely execute a Deferral Agreement as provided in Section 5.2(a), then, within a reasonable period of time after each grant date, the stock certificate or certificates representing the shares of Common Stock granted to the Director will be issued and registered in the name of the Director to whom such shares have been granted, and such Director will enjoy all of the rights and responsibilities of a holder of Common Stock.

                                  Article VI.
                             General Provisions

     VI.1 Acceleration of Payment of Deferred Shares.

           (a) Death. If a Director dies during a Deferral Period, any Deferred Shares will be issued within a reasonable period of time to the Beneficiary named by the Director in the Deferral Form. If a Director dies after the Deferral Period, but before all amounts due under this Plan have been paid to the Director under Section 5.2(a)(iii), any amounts or shares of Common Stock due will be paid or issued to the Beneficiary named in the Deferral Form within a reasonable period of time after the Director's death.

           (b) Approved Transactions. In the event of any Approved Transaction during a Deferral Period, any Deferred Shares will be issued to the Director prior to the closing of the Approved Transaction so that the Director may participate in the Approved Transaction as a holder of Common Stock.

     VI.2 No Right to Continued Directorship. Nothing contained in the Plan or in any grant, and no action of the Company or the Committee with respect thereto, will confer or be construed to confer on any Director any right to continue as a Director or interfere in any way with the right of the Company or its shareholders to terminate the Director's term as Director at any time, with or without cause.

     VI.3 Nonalienation of Benefits. No right or benefit under the Plan (including any Deferred Shares and any future grants of Common Stock) will be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same will be void. No right or benefit hereunder will in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits.

     VI.4 Termination and Amendment. The Board or the Committee may at any time terminate the Plan, and may, from time to time, suspend or discontinue the Plan or modify or amend the Plan in such respects as it will deem advisable; except that no such modification or amendment will be effective prior to approval by the Company's shareholders to the extent shareholder approval is required by applicable legal requirements. No modification, extension, renewal or other change in any Common Stock granted under the Plan, whether or not such Common Stock is deferred, will be made after the grant of such Common Stock, unless the same is consistent with the provisions of the Plan.

     VI.5 Government and Other Regulations. The obligation of the Company with respect to grants of Common Stock will be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required.

     VI.6 Withholding. The Company's obligation to deliver shares of Common Stock under the Plan will be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of a grant of, or expiration of the Deferral Period with respect to, Common Stock may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Director or through the withholding of shares otherwise issuable to such Director, upon such terms and conditions as the Committee will determine. If the Director will fail to pay, or make arrangements satisfactory to the Committee for the payment, to the Company of all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Director an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company with respect to such Common Stock.

     VI.7 Non-Exclusivity of the Plan. The adoption of the Plan by the Board will not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise then under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

     VI.8 Exclusion from Other Benefit Computation. By acceptance of a grant of Common Stock, each Director will be deemed to have agreed the amount of any compensation deemed to be received by a Director at the time of a grant of, or upon the expiration of the Deferral Period with respect to, Deferred Shares, will not constitute "earnings" with respect to which any other employee or Director benefits of such person are determined, including without limitation benefits under any pension, profit sharing, or life insurance plan. In addition, each beneficiary of a deceased Director will be deemed to have agreed that such grant or expiration of a Deferral Period will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Director which is payable to such beneficiary under any life insurance plan covering Directors of the Company.

     VI.9 Governing Law. The Plan will be governed by, and construed in accordance with, the laws of the State of Colorado.

     VI.10 Company's Rights. The grant of Common Stock pursuant to the Plan will not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

     VI.11 Successors. All obligations of the Company under the Plan, with respect to grants of Common Stock and Deferred Shares hereunder, will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     VI.12 Legal Construction. Except where otherwise indicated by the context, any masculine term used herein also will include the feminine; the plural will include the singular and the singular will include the plural.

     VI.13 Severability. In the event any provision of the Plan will be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

     VI.14 Duration of Plan. The Plan will terminate at such time as may be determined by the Board, and no Common Stock will be granted after such termination. If not sooner terminated under the preceding sentence, the Plan will fully cease and expire at midnight on the date that is ten years from the Effective Date.



                         VICORP RESTAURANTS, INC.
                     DEFERRED STOCK PLAN FOR DIRECTORS
                            DEFERRAL AGREEMENT
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Name of Director:_______________________________________________________
Grants of Common Stock to be Deferred: Grants from July 1, 1999, through June 30, 2000

This Deferral Agreement must be signed and returned to the Company by the first day of the Plan Year (July 1 - June 30) to which the Deferral Agreement applies (except that, for the Plan Year commencing on July 1, 1999, the Deferral Agreement must be returned by July 31, 1999).
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     THIS  DEFERRAL  AGREEMENT, dated the ___ day of __________, 19__, is entered into between VICORP Restaurants, Inc., a Colorado corporation (the "Company"), and the Director named above.

     Under the terms of the VICORP Restaurants, Inc. Deferred Stock Plan for Directors, a copy of which is attached hereto (the "Plan"), a Director may elect to defer the receipt of Common Stock granted during the Plan Year
(July 1 - June 30) to the Director under the Plan. By signing this Deferral Agreement, the Director agrees to defer the receipt of all of the Common Stock granted to the Director during the Plan Year identified above (the
"Deferred Shares") as provided below. (Terms capitalized but not defined herein are used as defined in the Plan.)

     I agree to defer all of the Deferred Shares until: (Select (a) or (b))

     ____ (a)  The date which is five years from the date of this Agreement.

     ____ (b) The date on which my term as a Director of the Company expires for any reason.

     I elect to have Deferred Shares distributed at the end of the Deferral
Period: (Select (a) or (b))

     ____ (a)  In one lump sum in:
               ____ cash
               ____ whole shares of Common Stock

     ____ (b)  In payments over a three year period in:
               ____ cash (interest will be credited as described in the Plan)
               ____ whole shares of Common Stock

     1. No Rights as Shareholder Until End of Deferral Period. I understand that I will not receive any dividends that may be paid on the Deferred Shares and that I may not vote the Deferred Shares until the end of the Deferral Period. I understand that I do not have any rights as a shareholder of the Company until the end of the Deferral Period and until the Deferred Shares are issued to me.

     2. Payment Upon Death. Upon my death, I understand that the Deferral Period will end and that my Deferred Shares will be issued within a reasonable period of time after my death to the person(s) named in the Beneficiary Designation attached hereto. If the Beneficiary Designation is not completed, the Deferred Shares will be issued to my estate.

     3. Incorporation of Plan by Reference. I agree that the Deferred Shares will be subject to all of the restrictions, terms and conditions specified in the Plan, and that all of such restrictions, terms and conditions are incorporated, by reference, into this Agreement. To the extent that there may be any conflict between any term or provision of the Plan and any term or provision of this Agreement, the term or provision of the Plan shall control.

     4. Terms of Agreement Binding. The terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the Director and his executors or administrators, heirs, and personal and legal representatives.

     5. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado.

     6. Entire Agreement. The Director and the Company agree that this Agreement, together with the Plan, set forth all of the promises, agreements, conditions, understandings, warranties, and representations between the parties with respect to the Deferred Shares and that there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied between the parties with respect to the Deferred Shares other than as set forth in such Plan and this Agreement. The parties further agree that any modification or any waiver of any provision contained in this Agreement or the Plan shall not be valid unless made in writing and signed by the person or persons sought to be bound by such waiver or modifications.

     7. Tax Consequences. The Director agrees that the Company has made no representations regarding the tax consequences to the Director of the grant, deferral, or issuance of the Deferred Shares, and the Director agrees to hold the Company harmless for any and all expenses, costs, and claims (including reasonable attorneys' fees) that may arise as a result of the Director's tax consequences under the Plan and this Agreement. The Director is encouraged to seek his or her own tax advice regarding these transactions.

     IN WITNESS WHEREOF, the Company and the Director have duly executed this Agreement as of the day and year first above written.


                              VICORP RESTAURANTS, INC.


                              By:   ___________________________________
                              Title:___________________________________


                              DIRECTOR:

                              _________________________________________
                              (Signature)
                              _________________________________________
                              (Date)




                       BENEFICIARY DESIGNATION FORM
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INSTRUCTIONS:  Complete the following table with information about your principal beneficiary and your contingent (secondary) beneficiaries for your Deferred Shares under the VICORP Restaurants, Inc. Deferred Stock Plan for Directors (the "Plan"). This beneficiary designation will apply to the Deferred Shares described in this Agreement at your death.

     Subject to applicable state and federal law and pursuant to the provisions of the Plan, I hereby revoke all previous beneficiary designations with respect to the Deferred Shares described in this Agreement, if any. I designate the following as the beneficiary to receive the Deferred Shares described in this Agreement upon my death.

Principal beneficiaries:                                             % of
  Full Name             Birthday           Relationship          Distribution
  ---------             --------           ------------          ------------

_____________________________________________________________________________

_____________________________________________________________________________

Contingent beneficiaries (who will receive if the principal beneficiaries predecease the employee):
                                                                     % of
  Full Name             Birthday           Relationship          Distribution
  ---------             --------           ------------          ------------

_____________________________________________________________________________

This designation may be changed or revoked by you at any time. A beneficiary designation, change, or revocation is effective upon receipt by the Company. Payment will be made to a beneficiary only if such beneficiary survives the Director.

__________________________              __________________________________
Date                                    Director's Signature

      --THE ELECTIONS MADE UNDER THIS FORM ARE NOT EFFECTIVE UNTIL
                        RECEIVED BY THE COMPANY--
                         DOCUMENT LOCATER PAGE


_______________________________
     <F1>  For the Plan Year commencing on the Effective Date of the Plan, the
Director may make the deferral election at any time within 30 days after the Effective Date.